CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and
"Counsel and Independent Registered Public Accounting Firm" and to the use of our
report dated February 14, 2005, which is incorporated by reference, in this Registration
Statement (Form N-1A 2-88816 and 811-3940) of Dreyfus Premier New Leaders Fund,
Inc.

/s/ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
April 28, 2005